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                                                                   EXHIBIT 5.01





                                             June 16, 1998


Global Intellicom, Inc.
747 Third Avenue
New York, New York 10017

     Re:  Registration Statement on Form S-3 under the Securities Act of 1933
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Gentlemen:

     In our capacity as counsel to Global Intellicom, Inc., a Nevada corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 9,682,840 shares (the "Shares") of Common Stock, $0.01 par value, which have been included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as Selling Stockholders.

     The Shares include (i) 3,007,092 shares of Common Stock issuable upon conversion (the "Debenture Shares") of the Company's 6% Convertible Debentures, which number is calculated at an amount equal to 200% of the number of shares actually issuable upon conversion of the principal amount thereof as provided under applicable agreements, (ii) 2,915,557 shares of Common Stock issuable upon conversion (the "Conversion Shares") of the Company's Series 6, Series 7, Series 8 and Series 9 Convertible Preferred Stock, (iii) 3,017,691 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants ("Warrants") listed under "Selling Stockholders" in the Prospectus included in the Registration Statement, and (iv) 742,500 shares of Common Stock ("Issued Shares") held by persons listed under "Issued Common Stock" in the table included in "Selling Stockholders."

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company


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include all corporate proceedings taken by the Company to date in connection with the issuance of the Conversion Shares, the Warrant Shares and the Issued Shares.

     We are members of the bar of the State of New York, and have made such examination of the laws of the State of New York and the laws of the United States of America as we have deemed relevant to this opinion. To the extent the laws of any jurisdiction other than the State of New York or the United States of America are applicable to any of the foregoing opinions, we have assumed the laws of such jurisdiction are identical to the laws of the State of New York.

     Based upon and subject to the foregoing, we are of the opinion that:

     A. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

     B. The Debenture Shares, when duly issued in conversion of the 6% Convertible Debentures, the Conversion Shares, when duly issued in conversion of the Series 6, Series 7, Series 8 and Series 9 Convertible Preferred Stock, and the Warrant Shares, when duly issued and paid for pursuant to the exercise of the Warrants, will be duly and validly authorized and issued, fully paid and non-assessable.

     C. The Issued Shares are duly and validly issued, fully paid and non-assessable, except that any Issued Shares subject to a restricted stock agreement between the holder thereof and the Company, as set forth in the Prospectus, will be fully paid and non-assessable only to the extent that the holder's rights therein are vested in accordance with such restricted stock agreement.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                             Very truly yours,

                                             ROSNER BRESLER GOODMAN &
                                             UNTERMAN, LLP


                                             By:
                                                ---------------------------
                                                   A Member of the Firm


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